EXHIBIT 10.15

                 Severance Agreement dated as of April 15, 2004
                     between the Company and Lane A. Hersman

                         SEVERANCE AGREEMENT AND RELEASE

                This Severance Agreement and Release ("Agreement") is made by and between Citizens Financial Corporation for itself and for its direct and indirect subsidiaries Citizens Security Life Insurance Company, United Liberty Life Insurance Company, Citizens Insurance Company, and Corporate Realty Service, Inc. (hereinafter collectively referred to as the "Company") and Lane A. Hersman ("Hersman").

                W I T N E S S E T H :

                WHEREAS, Hersman has previously been employed by the Company and has acted as an officer and director of the Company, and the parties have mutually agreed to terminate Hersman's employment subject to the terms and conditions set forth herein; and

                WHEREAS, the parties wish to clarify and memorialize certain agreements made between them in regard to Hersman's employment and the termination of his employment; and

                WHEREAS, Hersman acknowledges that he was given an initial draft of this Agreement on February 13, 2004, was informed that he had twenty-one (21) days to consider it, has employed counsel, has negotiated revised terms through counsel and has voluntarily agreed to this definitive version of this Agreement;

                NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, it is mutually agreed between the parties as follows:

        1. Termination of Employment and Offices. Hersman's employment and offices with the Company are hereby terminated effective February 13, 2004 (the "Separation Date").

        2. Payment of Compensation and Benefits; Cooperation. As specific consideration for the release and waiver contained in Paragraph 3 of this Agreement and the covenants and promises contained in Paragraphs 4 and 5 of this Agreement, the Company shall provide the following benefits to which Hersman is otherwise not entitled:

                A. The Company shall pay Hersman at his rate of base salary in effect on the Separation Date in installments according to the Company's usual payroll practices, for the period beginning on the Separation Date and continuing until the earlier of (i) the date Mr. Hersman begins Full-time Employment or (ii) May 13, 2004.

                B. On May 13, 2004, the Company shall pay Mr. Hersman in a lump sum an amount equal to six (6) months of his base salary calculated at his rate of base salary in effect on the Separation Date.

                C. If Hersman has not begun Full-time Employment by November 13, 2004, the Company shall pay Hersman at his rate of base salary in effect on the Separation Date in installments according to the Company's usual payroll practices, for the period beginning on November 14, 2004 and continuing until the earlier of (i) the date Hersman begins Full-time Employment or (ii) February 13, 2005.

                D. Until the earlier of (i) February 13, 2005 or (ii) the date Hersman becomes eligible for coverage under a new employer's group health plans, the Company shall pay the COBRA premium for Hersman's continued coverage under those Company group health plans under which he was covered on the Separation Date and for which he timely makes an election to receive COBRA continuation coverage. Hersman shall continue to pay co-payments from time to time in effect under those plans. In addition, Hersman shall be responsible for the payment of COBRA premiums for any remaining COBRA coverage to which he may be entitled by law after February 13, 2005. The period of COBRA coverage shall commence on the Separation Date. Unless the Company otherwise expressly agrees,
      Mr. Hersman shall not be entitled to other employee benefits after the Separation Date.

                E. The Company agrees to provide Hersman with outplacement assistance through LaBaugh & Associates at the Company's expense until the earlier of (i) the date Hersman begins Full-time Employment or
      (ii) February 13, 2005. Hersman agrees continuously to use reasonable efforts to obtain Full-time Employment as soon as possible.

                F. For purposes of this agreement, "Full-time Employment" shall be defined as an employment or a self-employment arrangement that provides payments to Hersman that are equivalent to at least 75% of Hersman's rate of base salary in effect on the Separation Date. Hersman shall be responsible for claiming and reasonably demonstrating entitlement to payments pursuant to subparagraphs A, C and E above.

                G. The parties acknowledge that Hersman's base salary in effect on the Separation Date was $137,800 per year.

                H. The Company shall withhold from payments made pursuant to this Paragraph any taxes required by law to be withheld.

                I. Hersman will cooperate with, and make himself reasonably available to consult with, the Company and its officers, directors and management regarding the business of the Company upon their reasonable request until February 13, 2005. Hersman will also cooperate with, and make himself reasonably available to consult with, the Company and its officers, directors, management, and attorneys regarding pending or threatened litigation upon their reasonable request until February 13, 2006.

                J. The Company will provide Hersman with a neutral letter of reference, a copy of which is attached hereto as Attachment A [Omitted].

        3.      Release of Claims.

                 A. For purposes of this Paragraph 3, (i) each of Hersman and the Company shall be referred to as a "Releasing Party'" (ii)~the term
      "Related  Persons" shall  mean,  with  respect to a  particular  Releasing

      Party, the heirs, successors and assigns of such Releasing Party, any person controlled, directly or indirectly, by such Releasing Party, or any person controlling, directly or indirectly, such Releasing Party, and
      (iii)`the term "Representatives" shall mean, with respect to a particular Releasing Party, any director, officer, employee, shareholder, manager, agent, consultant, advisor, insurer, trustee or other representative of such Releasing Party or of such Releasing Party's Related Persons, including but not limited to legal counsel, accountants and financial advisors. As applied to the Company, the term Related Persons shall include but not be limited to Citizens Financial Corporation, Citizens Security Life Insurance Company, United Liberty Life Insurance Company, Citizens Insurance Company, and Corporate Realty Service, Inc.

                B. Subject to their performance of their respective obligations under this Agreement, each Releasing Party and each of such Releasing Party's Related Persons, if any, hereby release and forever discharge and covenant not to sue: (i)~each of the other Releasing Parties, (ii)~each of such other Releasing Parties' Related Persons, if any, and (iii)~each of such other Releasing Parties' Representatives, if any, (collectively, the "Released Persons") from and in respect of any and all causes of action, claims, demands, suits, damages, sums of money and/or judgments of every nature, whether existing, known, unknown, or contingent, arising at any time prior to and through the date of execution of this Agreement, including, without limitation, in the case of Hersman claims relating to his employment or the termination of his employment, claims for compensation, unemployment compensation, reimbursement of expenses and rights to indemnification, claims for lost wages or severance of any type other than that provided by this Agreement, and claims arising under any federal, state or local statute, contract, or common law, claims under the Title VII of the Civil Rights Act of 1964, as amended, the Kentucky Civil Rights Act and the Age Discrimination in Employment Act of 1967, as amended. The Releasing Parties intend that this is a final and binding release.

                C. Without in any way limiting any of the rights and remedies otherwise available to any Released Person, each Releasing Party (also an "Indemnifying Party") shall indemnify and hold harmless each Released Person from and against any and all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorneys' fees) whether or not involving third party claims, arising directly or indirectly from or in connection with (i)~the assertion by or on behalf of such Indemnifying Party or any of its Related Persons or Representatives of any claim or other matter released pursuant to this Agreement and
      (ii)~the assertion by any third party of any claim or demand against any Released Person, which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of an Indemnifying Party against such third party of any claims or other matters which have been released pursuant to this Agreement.

        4.      Certain Covenants by Hersman.

                A. Hersman acknowledges that, during the course of his employment Hersman was exposed to confidential and proprietary information, including, but not limited to customer information, budgets, underwriting guidelines, financial data, accounts payable and other confidential information of the Company. Hersman agrees that, unless otherwise required by law, he will not disclose to any third party any information that is confidential to or proprietary to the Company, and that he has returned to the Company all documents containing any confidential or proprietary information, including all confidential interoffice correspondence from or to the Company.

                B. Until August 13, 2004, without the consent of the Company, Hersman shall not directly or indirectly, or by assisting others, whether as an employee, owner, shareholder, director, consultant or otherwise, engage in ~any business that competes materially and directly with the Company's sale of its principal insurance products as described in its most recent Annual Report on SEC Form 10-K; provided however, that Hersman shall not be prohibited from owning less than one percent (1%) of the outstanding shares of any entity whose shares are publicly traded on the Nasdaq or any national stock exchange.

                C. Until February 13, 2006, without the consent of the Company, Hersman shall not directly or indirectly, individually or on behalf of persons not parties to this Agreement, aid or endeavor to solicit or induce any of the Company's employees to leave their employment with the Company in order to accept employment with Hersman or any another person, partnership, corporation or other entity.

        5. Non-Disparagement. Neither Hersman nor the Company will directly or indirectly, disparage the other, nor will either instigate, request, encourage, suggest, support, or assist any person in disparaging the other. This obligation extends to all statements, written or oral, whether intended to be public or private, and is not limited as to time.

        6.      Remedies.

                A. The Company and Hersman agree that it and he may not be adequately compensated by damages for a breach by the other of any of the covenants contained in Paragraphs~4 and 5 and that, in addition to all other remedies, the Company and Hersman shall be entitled to injunctive relief and specific performance. In such event, the periods of time referred to in Paragraph 4 shall be deemed extended for a period equal to the respective period during which the Hersman is in breach thereof, in order to provide for injunctive relief and specific performance for a period equal to the full term thereof.

                B. If at any time any of the provisions of Paragraphs 4 or 5 shall be determined to be invalid or unenforceable by reason of being vague or unreasonable as to duration, area, scope of activity or otherwise, the invalid or unenforceable provisions shall become and be deemed to be immediately amended to include only such time, area, scope of activity and other restrictions, as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter, and the Company and Hersman expressly agree that this Agreement, as so amended, shall be valid and binding as though any invalid or unenforceable provision has not been included herein.

                C. The Company and Hersman shall indemnify and hold the other harmless from any liability, loss, damage, judgment, cost or expense

      (including reasonable attorneys' fees and expenses) arising out of or resulting from such party's breach of any covenants contained in this Agreement or his or its failure to perform a duty hereunder.

        7. Non-Admission. It is understood and agreed that this Agreement does not and shall not constitute an admission by Hersman or the Company of any violation of any law or any right of the other.

        8. Separability. Should this Agreement be held invalid or unenforceable (in whole or in part) with respect to any particular claims or circumstances, it shall remain fully valid and enforceable as to all other claims and circumstances.

        9. Arbitration. Any claims concerning the meaning, application and/or interpretation of this Agreement, any matter which relates to Hersman's employment and arises after the date of this Agreement, or any claim of breach of or failure to perform this Agreement, except for claims arising under Paragraphs 4 and 5 of this Agreement, shall be settled solely by binding arbitration in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. Any arbitration decision shall be fully binding on both parties and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Each party shall pay the fees and costs of presenting its case in arbitration. All other costs of arbitration, including the cost of any transcript of the proceedings, administrative fees, and the arbitrator's fees shall be borne equally by the parties. Any arbitration hearing shall take place in Louisville and Kentucky law shall govern. The parties, and each of them, agree that the remedy, if any, awarded by such arbitrator shall be the sole and exclusive remedy for each and every claim which is subject to arbitration pursuant to this Paragraph, but that the arbitrator shall not have the authority or power to order reinstatement as a remedy.

                Any award by the arbitrator shall, unless both parties agree in writing otherwise, be in writing and shall set forth the factual and legal basis for such award.

        10. Governing Law. This Agreement shall be construed in accordance with the laws of the Commonwealth of Kentucky.

        11. Amendment; Revocation. This Agreement constitutes the entire understanding and agreement between the parties as to the subject matter hereof and the terms of this Agreement may not be waived, modified or supplemented except in writing signed by all parties hereto. The parties further acknowledge that this Agreement may be revoked by Hersman within seven (7) days from the execution hereof and that the Agreement shall not become effective or enforceable until after the revocation period has expired. Hersman agrees that any revocation by him shall be submitted in writing to Darrell R. Wells.

        12. Declaration. The parties declare that each has carefully read this Agreement. By his signature on this Agreement, Hersman warrants that he fully understands that this Agreement contains potentially important waivers of rights. Hersman was informed and both parties understand they have the right to and should consult with an attorney prior to executing this Agreement. After consultation with counsel, both parties agree to the terms of this Agreement and enter into it freely and voluntarily in order to make a full and final adjudication and resolution of the matters contained herein.

                              Citizens Financial Corporation for itself and for:
                                  Citizens Security Life Insurance Company
                                  United Liberty Life Insurance Company
                                  Citizens Insurance Company
                                  Corporate Realty Service, Inc.


                              s/ Darrel R. Wells
                              By:  Darrell R. Wells
                                   President and CEO





                              Date:  April 15, 2004





                              s/ Lane A. Hersman

                              By:  Lane A. Hersman





                              Date:  April 15, 2004